                              COMMON STOCK WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                                ----------------

                                  APOLLON, INC.
                            One Great Valley Parkway
                                    Suite 30
                        Malvern, Pennsylvania 19355-1423

      Name of Registered Holder:    Genesis Merchant Group Securities
      Date of Issuance:             As of May 1, 1996
      No. K1

           Warrant for the Purchase of 266,480 Shares of Common Stock

            For value received, Apollon, Inc., a Pennsylvania corporation (the "Company"), hereby grants the rights herein specified to the initial registered holder hereof (the "Initial Holder") and certifies that the Initial Holder or any registered assignee of the Initial Holder (each of the Initial Holder and any such registered assignee being hereinafter referred to as the "Holder") is entitled, subject to the conditions and upon the terms of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as defined in Section 1), the number of shares of Common Stock (as defined in Section 1) set forth above. The Company hereby acknowledges receipt from the Initial Holder of $266,480 in full payment for the issuance of this Warrant. The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price (as defined in Section 1) are subject to adjustment from time to time as hereinafter set forth.

            Section 1. Certain Definitions. Terms defined in the preceding paragraph and elsewhere in this Warrant have the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

            "Act" means the Securities Act of 1933, as amended.

            "Agreement" means this Warrant.

            "Centocor Agreement" means the Stock Purchase Agreement, dated September 20, 1994, by and between the Company and Centocor, Inc.

            "Centocor Shares" means the 400,000 shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share, issued to Centocor, Inc. pursuant to the Centocor Agreement.

            "Commission" means the Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

            "Common Stock" means the fully paid and nonassessable shares of Common Stock of the Company, $.01 par value per share, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor, as provided herein.

            "Conversion Agreement" means the Conversion Agreement, dated as of April 23, 1996, by and among the Company and and the Investors listed on Exhibit
1.1 attached thereto.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exercise Period" means the period beginning on the date of issuance of this Warrant and ending on May 1, 2001.

            "Exercise Price" means an amount per share equal to $4.00, subject to change or adjustment pursuant to Section 9 hereof.

            "Financing" means the Financing as defined in the Financial Advisory Agreement, dated as of March 6, 1996, by and between the Company and GMGS.

            "GMGS" means Genesis Merchant Group Securities, an Illinois limited partnership.

            "Note Shares" means the 1,600,000 shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share, issued pursuant to the Conversion Agreement.

            "Reorganization Event" means (i) any capital reorganization or leveraged recapitalization of the Company or reclassification of the Common Stock (other than a subdivision, combination or reclassification of the outstanding Common Stock for which adjustment is provided in Subsection 9.1 and other than a change in the par value of the Common Stock or an increase in the authorized capital stock of the Company not involving the issuance of any shares thereof), (ii) any consolidation of the Company with, or merger of the Company with or into, another person or entity (other than a consolidation or merger with a subsidiary of the Company in which the Company is the continuing corporation and in which the Company issues securities representing, immediately prior to such issuance, no more than 30% of the combined voting power of the Company's then outstanding voting securities having power to vote in the election of directors and for which no adjustment is required by Subsection 9.1) or any sale, lease, transfer or conveyance of all or substantially all of the property and assets of the Company or (iii) the announcement or commencement by any "person" or "group" (within the meaning of Section 13(d) and Section 14(d) of the

Exchange Act) of a bona fide tender offer or exchange offer in accordance with the rules and regulations of the Exchange Act to purchase, or the acquisition of securities in the Company, such that after such acquisition or proposed purchase, the acquiror "beneficially owns" or would "beneficially own" (as defined in Rule 13d-3 under the Exchange Act) securities in the Company representing 30% or more of the combined voting power of the Company's then outstanding securities having power to vote in the election of directors.

            "Series A Agreement" means the Stock Purchase Agreement, dated as of June 25, 1992, by and among the Company and the Investors listed on Exhibit 1(a) attached thereto, as amended.

            "Series B Agreement" means the Stock Purchase Agreement, dated as of November 15, 1993, by and among the Company and the Investors listed on Exhibit
1.1 attached thereto, as amended.

            "Series C Agreement" means the Stock Purchase Agreement, dated as of May 1, 1996, by and among the Company and the Investors listed on Exhibit 1.1 attached thereto.

            "Series A Registerable Common Stock" means Registerable Common Stock as defined in the Series A Agreement.

            "Series B Registerable Common Stock" means (i) Registerable Common Stock as defined in the Series B Agreement, (ii) any Common Stock issued or issuable upon conversion of the Note Shares and (iii) any Common Stock issued or issuable upon conversion of the Centocor Shares.

            "Series C Registerable Common Stock" means Registerable Common Stock as defined in the Series C Agreement.

            "Series A Securities" means Securities as defined in the Series A Agreement.

            "Series B Securities" means (i) Securities as defined in the Series B Agreement, (ii) the Note Shares and any Common Stock issued upon conversion thereof, but shall not include any such Note Shares or Common Stock sold in any public offering or in any sale pursuant to Rule 144 under the Act, and (c) the Centocor Shares and any Common Stock issued upon conversion thereof, but shall not include any such Centocor Shares or Common Stock sold in any public offering or in any sale pursuant to Rule 144 under the Act.

            "Series C Securities" means Securities as defined in the Series C Agreement.

            "Subsidiary" means any person or entity at least the majority of the equity securities (or equivalent interest) of which are, at the time as of which any determination is being made, owned of record or beneficially by the Company, directly or indirectly, through any Subsidiary or otherwise.

            "Warrant" means this Warrant and any Warrant or Warrants which may be issued pursuant to Section 4 or 6 hereof in substitution or exchange for or upon transfer of this Warrant, any Warrant which may be issued pursuant to
Section 2 hereof upon partial exercise of this Warrant and any Warrant which may be issued pursuant to Section 7 hereof upon the loss, theft, destruction or mutilation of this Warrant.

            "Warrant Register" means the register maintained at the principal office of the Company, or at the office of its agent, in which the name of the Holder of this Warrant shall be registered.

            "Warrant Shares" means the shares of Common Stock, as adjusted from time to time, deliverable or delivered upon exercise of this Warrant.

            Section 2. Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time or from time to time during the Exercise Period, by presentation and surrender hereof to the Company at its principal office at the address set forth on the signature page hereof (or at such other address of the Company or any agent appointed by the Company to act hereunder as the Company or such agent may hereafter designate in writing to the Holder), with the purchase form annexed hereto (the "Purchase Form") duly executed and accompanied by cash or a certified or official bank check drawn to the order of "Apollon, Inc." (or its successor in interest, if any) in the amount of the Exercise Price (unless the Holder has made a net issue election pursuant to, and in accordance with, Section 10 of this Agreement) multiplied by the number of Warrant Shares specified in such Purchase Form. If this Warrant should be exercised in part only, the Company or its agent shall, upon surrender of this Warrant, execute and deliver a Warrant evidencing the right of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company during the Exercise Period of this Warrant, together with (a) the Purchase Form in proper form for exercise, (b) the proper payment of the Exercise Price and (c) a duly executed Shareholder's Agreement, at its principal office or its agent's principal office, as the case may be, the Holder shall be deemed to be the holder of record of the number of Warrant Shares specified in such Purchase Form. If the date of such receipt by the Company or its agent is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such Warrant Shares on the next business day on which the stock transfer books of the Company are open. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of such Warrant Shares. Any Warrant issued upon partial exercise of this Warrant pursuant to this Section 2 shall be dated the date of this Warrant.

            Section 3. Reservation of Shares. The Company shall at all times keep reserved solely for issuance and delivery pursuant to the Warrants the number of shares of its Common Stock that are or would be issuable from time to time upon exercise of all Warrants. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free of all preemptive rights. Before taking any action that would cause an adjustment pursuant to Section 9 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of this Warrant, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

            Section 4. Transfer in Compliance with Applicable Securities Laws; Investment Intent and Suitability.

                  4.1 Neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in accordance with Section 6 hereof and in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. Except as provided in Subsection 4.2 or 4.3, each Warrant shall bear the following legend:

            NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                  4.2 If (x) the Warrant Shares have been registered under the Act and registered or qualified under applicable state securities or Blue Sky laws or (y) the Holder has received an opinion of counsel reasonably satisfactory to the Company that the Warrant Shares may be freely sold or transferred without registration under the Act or registration or qualification under applicable state securities or Blue Sky laws, the Holder can require the Company to issue, in substitution for a Warrant with the foregoing legend, a Warrant with the following legend:

            THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                  4.3 The Holder can require the Company to issue a Warrant without either of the foregoing legends in substitution for a Warrant bearing one of such legends if either (x) this Warrant and the Warrant Shares issuable upon the exercise hereof have been registered under the Act and registered or qualified under applicable state securities or Blue Sky laws or (y) the Holder has received an opinion of counsel reasonably satisfactory to the Company that this Warrant may be freely sold or transferred without registration under the Act or registration or qualification under applicable state securities or Blue Sky laws. The provisions of this Section 4 shall be binding on all subsequent holders of this Warrant.

                  4.4 The Holder represents to the Company as follows:

                        (a) The Holder is purchasing this Warrant for its own account for investment purposes only and not with a view to or for sale in connection with any distribution of the Warrant or the Warrant Shares;

                        (b) The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and the merits of an investment in the Company;

                        (c) The Holder can bear the economic risk of its, his or her investment in the Warrant and the Warrant Shares (i.e., at the time of the investment the Holder can afford a complete loss of the investment and can afford to hold the investment for an indefinite period of time); and

                        (d) The Holder is an "Accredited Investor" as that term is defined in Regulation D under the Act or to the extent the Holder is not an "Accredited Investor," such Holder is fully capable of making all of the representations and warranties in this Section 4.4 and by its, his or her execution hereof does so affirm.

            Section 5. Warrant Shares Registration Rights. The Holder shall have such registration rights with respect to the Warrant Shares as are set forth in this Section 5.

                  5.1 Demand Registration. Upon the written request of one or more holders of Warrant Shares, which request will state the intended method of disposition by such holders and will request that the Company effect the registration under the Act of all or part of the Warrant Shares of such holders, the Company will, within 10 days after receipt of such request, give written notice of such requested registration to all registered holders of Warrant Shares, Series A Securities, Series B Securities and Series C Securities, and thereupon (except as expressly provided herein) will use its best efforts to effect the registration ("Demand Registration") under the Act of (x) the Warrant Shares included in the initial request for registration (for disposition in accordance with the intended method of disposition stated in such request) and
(y) all other shares of Series A Registerable Common Stock, shares of Series B Registerable Common Stock and shares of Series C Registerable Common Stock, the holders of which have made written request to the Company for registration thereof within 30 days after the receipt of such written notice from the Company, provided that:

                        (a) the Company shall be required to effect only two Demand Registrations hereunder, each of which must be initially requested by the holders of record of at least a majority of the Warrant Shares outstanding at the time of the request; provided that the Company shall not be required to effect more than one registration during any one-year period pursuant to this
Section 5.1, Paragraph 7(a) of the Series A Agreement, Section 7.1 of the Series B Agreement or Section 7.1 of the Series C Agreement;

                        (b) if the holders of Warrant Shares who initiated the request for registration intend to sell their Warrant Shares by means of an underwriting (whether on a "best efforts" or a "firm commitment" basis), they shall so advise the Company as part of their request, and the Company shall include such information in the notice to the holders of Series A Securities, Series B Securities and Series C Securities. In that event, the other holders of Warrant Shares, Series A Securities, Series B Securities and Series C Securities shall have the right to include their Warrant Shares or shares of Series A Registerable Common Stock, Series B Registerable Common Stock and Series C Registerable Common Stock in the underwriting (unless otherwise mutually agreed by a majority in interest of the holders of the Warrant Shares, Series A Securities, Series B Securities and Series C Securities). The managing underwriter for such offering shall be selected by the Board of

Directors of the Company. Each such holder of Warrant Shares agrees, with respect to an underwritten public offering which occurs following the Closing Date, by its acquisition of this Warrant, not to effect any public sale or distribution of this Warrant or the Warrant Shares issuable upon the exercise hereof (other than as part of such underwritten public offering) during such period, if any, not to exceed 180 days, as shall reasonably be requested by any underwriter;

                        (c) if a Demand Registration under this Section 5.1 is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of Warrant Shares, Series A Registerable Common Stock, Series B Registerable Common Stock and Series C Registerable Common Stock requested to be included in such registration exceeds the amount of such Warrant Shares, Series A Registerable Common Stock, Series B Registerable Common Stock and Series C Registerable Common Stock which can be successfully sold in such offering, the Company will nevertheless include in such registration, prior to the inclusion of any securities which are not Warrant Shares, Series A Registerable Common Stock, Series B Registerable Common Stock or Series C Registerable Common Stock (notwithstanding any consent obtained in accordance with Section 5.1(c) hereof), the amount of Warrant Shares, Series A Registerable Common Stock, Series B Registerable Common Stock and Series C Registerable Common Stock requested to be included which in the opinion of such underwriters can be sold, pro rata among the holders of Warrant Shares, Series A Registerable Common Stock, Series B Registerable Common Stock and Series C Registerable Common Stock requesting inclusion on the basis of the number of Warrant Shares and shares of Series A Registerable Common Stock, Series B Registerable Common Stock and Series C Registerable Common Stock then owned by such holders;

                        (d) if the Company shall furnish to the holders requesting a registration pursuant to this Section 5 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for a registration statement to be filed as requested, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the initial request for registration under this Section 5.1; provided, however, that the Company may not utilize this right more than once in any one-year period;

                        (e) registrations under this Section 5.1 will be on a form permitted by the rules and regulations of the Commission selected by the underwriters if the Demand Registration is in connection with an underwritten public offering or otherwise by the Company; and

                        (f) notwithstanding anything else contained herein, the Company will not be required to effect a Demand Registration pursuant to this
Section 5.1 unless the aggregate number of shares of Common Stock to be registered exceeds 20% of the Warrant Shares then held by the holders of the Warrant Shares.

                  5.2 Incidental Registrations.

                        (a) If the Company at any time proposes to register any of its securities under the Act (other than pursuant to Section 5.1 hereof), whether of its own accord or at the demand of any holder of such securities pursuant to an agreement with respect to the registration thereof (provided such agreement does not prohibit third parties from including additional securities in such registration), and if the form of registration statement proposed to be used may be used for the registration of Warrant Shares, the Company will give notice to all holders of record of Warrant Shares not less than 5 days nor more than 30 days prior to the filing of such registration statement of its intention to proceed with the proposed registration (the "Incidental Registration"), and, upon the written request of any such holder made within 5 days after the receipt of any such notice (which request will specify the Warrant Shares intended to be disposed of by such holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all Warrant Shares as to which registration has been requested to be registered under the Act, provided that if such registration is in connection with an underwritten public offering, such holder's Warrant Shares to be included in such registration shall be offered upon the same terms and conditions as apply to any other securities included in such registration. Notwithstanding anything contained in this Section 5.2 to the contrary, the Company shall have no obligation to cause Warrant Shares to be registered with respect to any holder whose Warrant Shares shall be eligible for resale under Rule 144(k) of the Act.

                        (b) If an Incidental Registration is a primary registration on behalf of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such registration (whether by the Company, the holders of registration rights pursuant to Section 5.2(a) hereof or other holders of its securities pursuant to any other rights granted by the Company to demand inclusion of any such securities in such registration) exceeds the amount of such securities which can be successfully sold in such offering, the Company will include in such registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order (i) first, all of the securities the Company proposes to sell, (ii) second, all of the Warrant Shares, Series A Registerable Common Stock, Series B Registerable Common Stock and Series C Registerable Common Stock requested to be included in such registration, pro rata among the holders thereof on the basis of the number of Warrant Shares and shares of Series A Registerable Common Stock, Series B Registerable Common Stock and Series C Registerable Common Stock then owned by such holders, and (iii) third, any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

                        (c) If an Incidental Registration is a secondary registration on behalf of holders of securities of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such registration (whether by such holders, by holders of registration rights pursuant to Section 5.2(a) hereof or by holders of its securities pursuant to any other rights granted by the Company to demand inclusion of securities in such registration) exceeds the amount of such securities which can be sold in such offering, the Company will include in such registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order (i) first, all of the securities requested to be included by holders demanding or requesting such registration, (ii) second, all of the Warrant Shares, Series A Registerable Common Stock, Series B Registerable Common Stock and Series C Registerable Common Stock requested to be included in such registration, pro rata among the holders thereof on the basis of the number of Warrant Shares and shares of Series A Registerable Common Stock, Series B Registerable Common Stock and Series C Registerable Common Stock then owned by such holders, and (iii) third, any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

                  5.3 Registration Procedures. If and whenever the Company has been requested to, or is under an obligation to, use its best efforts to effect or cause the registration of any Warrant Shares under the Act as provided in this Section 5, the Company will, as expeditiously as possible:

                        (a) prepare and file with the Commission a registration statement with respect to such Warrant Shares and use its best efforts (which shall not, in any case, require the Company to incur any unreasonable expense) to cause such registration statement to become effective;

                        (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months or such shorter period in which the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement shall be completed, and to comply with the provisions of the Act (to the extent applicable to the Company) with respect to such dispositions;

                        (c) furnish to each seller of such Warrant Shares such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Act, and such other documents, as such seller may reasonably request, in order to facilitate the disposition of the Warrant Shares owned by such seller;

                        (d) use its best efforts (which shall not, in any case, require the Company to incur any unreasonable expense) to register or qualify such Warrant Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as any seller reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Warrant Shares owned by such seller, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 5.3(d) be obligated to be qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                        (e) provide a transfer agent and registrar for all such Warrant Shares covered by such registration statement not later than the effective date of such registration statement;

                        (f) notify each seller of such Warrant Shares at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein not misleading;

                        (g) use its best efforts to cause all such Warrant Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                        (h) use its best efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters in such transactions;

                        (i) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as reasonably required in order to expedite or facilitate the disposition of such Warrant Shares; and

                        (j) make available for inspection by any seller of Warrant Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller and/or representative of such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  5.4 Registration and Selling Expenses.

                        (a) All expenses incurred by the Company in connection with the Company's performance of or compliance with this Section 5, including, without limitation (A) all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.),
(B) Blue Sky fees and expenses, (C) all printing expenses and (D) all fees and disbursements of counsel and accountants for the Company (including the expenses of any audit of financial statements) retained by the Company (all such expenses being herein called "Registration Expenses"), will be paid by the Company except as otherwise expressly provided in this Section 5.4.

                        (b) The Company will, in any event, in connection with any registration statement, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties in connection therewith and expenses of audits of year-end financial statements), and the expenses and fees for listing the securities to be registered on one or more securities exchanges on which similar securities issued by the Company are then listed.

                        (c) The Company shall bear the Registration Expenses of each Demand Registration and each Incidental Registration hereunder.

                        (d) Notwithstanding any of the foregoing, all underwriting discounts, selling commissions and stock transfer taxes applicable to sales of Warrant Shares in connection with any Demand Registration or Incidental Registration shall be borne by all persons who are selling Warrant Shares pursuant to such Registration Statement in proportion to the dollar value of the securities being sold by each such person.

                        (e) All fees and expenses required to be paid by the holders of Warrant Shares pursuant to Section 5.4(d) hereof in connection with any Incidental Registration hereunder shall be borne by said holders in proportion to the dollar value of the securities of such holder covered by such Incidental Registration.

                  5.5 Other Conditions Relating to Registrations. The Company shall not be required to furnish any audited financial statements at the request of any holder of Warrant Shares other than those statements customarily prepared at the end of its fiscal year, unless (a) the requesting holder of Warrant Shares shall agree to reimburse the Company for the out-of-pocket costs incurred by the Company in the preparation of such other audited financial statements or
(b) such other audited financial statements shall be required by the Commission as a condition to declaring a Demand Registration effective under the Act.

                  5.6 Other Public Sales and Registrations. The Company agrees
(a) that if it has previously filed a registration statement with respect to Warrant Shares in connection with a Demand Registration or Incidental Registration hereunder, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to become effective any other registration of any of its securities under the Act or otherwise effect a public sale or distribution of its securities (except pursuant to registration on Form S-8 or any successor form relating to a special offering to the employees or security holders of the Company or any Subsidiary hereafter formed or acquired), whether on its own behalf or at the request of any holder of such securities, until at least 60 days have elapsed after the effective date of such previous registration; and (ii) to cause each holder of securities purchased from the Company any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any such public sale or distribution during such 60-day period of any such securities or any securities issuable on the conversion thereof or in redemption or exchange therefor. The foregoing 60-day limitation, however, shall not preclude the Company from proceeding with a registration statement requested by a holder of securities with "demand" registration rights who requests registration prior to the time a registered holder of Warrant Shares requests a registration pursuant to Section 5.1 hereof.

                  5.7 Transferees of Warrant Shares. Notwithstanding anything else set forth in this Section, no person or entity to whom this Warrant or Warrant Shares are transferred shall have any rights under this Section 5 as a holder of this Warrant or such Warrant Shares unless (a) such person or entity
(i) is a partnership whose partners are directors, officers or employees of GMGS (provided that the partnership is either an Accredited Investor (as defined in Regulation D of the Act), advised by a Purchased Representative (as defined in Regulation D of the Act) or a sophisticated investor, or (ii) officers or directors of GMGS who are either Accredited Investors, advised by a Purchaser Representative or sophisticated investors; (b) such person agrees to be bound by the terms and conditions of this Agreement; and (c) the Company is given prompt written notice of such transfer.

                  5.8 Indemnification.

                        (a) The Company hereby agrees to indemnify, to the extent permitted by law, each holder of Warrant Shares, its officers, attorneys, accountants, agents and directors, if any, and each person, if any, who controls such holder within the meaning of the Act, against all losses, claims, damages, liabilities and expenses under the Act, applicable state securities laws, common law or otherwise (including, as incurred, legal and other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, except to the extent limited by Section 5.8(c) below) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company has furnished any amendments or supplements thereto) or any preliminary prospectus, which registration statement, prospectus or preliminary prospectus shall be prepared in connection with a Demand Registration or Incidental Registration, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in or by any omission or alleged omission of a material fact from information furnished in writing to the Company by such holder in connection with a Demand Registration or Incidental Registration, provided the Company will not be liable pursuant to this Section 5.8 if such losses, claims, damages, liabilities or expenses have been caused by any selling security holder's failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereto, after the Company has furnished such holder with a sufficient amount of copies of the same.

                        (b) In connection with any registration statement in which a holder of Warrant Shares is participating, each such holder shall furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and shall indemnify, to the extent permitted by law, the Company, its officers, attorneys, accountants, agents and directors and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities and expenses under the Act, applicable state securities laws, common law or otherwise (including, as incurred, legal and other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, except to the extent limited by Section 5.8(c) below) caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement contained in or by an omission or alleged omission from information so furnished in writing by such holder in connection with the Demand Registration or Incidental Registration. If the offering pursuant to any such registration is made through underwriters, each such holder agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each person who controls such underwriters within the meaning of the Act to the same extent as hereinabove provided with respect to indemnification by such holder of the Company. Notwithstanding the foregoing, no such holder of Warrant Shares shall be liable under this Section 5.8(b) for any amounts exceeding the product of (i) the offering price per share of Warrant Shares pursuant to the registration statement in which such holder is participating (less any underwriting discounts or commissions which reduce the amount such holder receives), multiplied by (ii) the number of Warrant Shares being sold by such holder pursuant to such registration statement.

                        (c) Promptly after receipt by an indemnified party under
Section 5.8(a) or Section 5.8(b) hereof of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is, or is to be, made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such Section. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ one counsel (exclusive of local counsel) of its own choice in any such action or proceeding if the indemnified party has reasonably concluded that there may be defenses available to it which are different from or additional to those of the indemnifying party, or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because such representation might result in a conflict of interest (in either of which cases the indemnifying party will not have the right to assume the defense of any such action or proceeding on behalf of the indemnified party or parties and such legal and other expenses will be borne by the indemnifying party). An indemnifying party will not be liable to any indemnified party for any settlement of any such action or proceeding effected without the consent of such indemnifying party.

                        (d) If the indemnification provided for in Section 5.8(a) or Section 5.8(b) hereof is unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holders of Warrant Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holders of Warrant Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the holders of Warrant Shares and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 5.8(c), hereof any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                        (e) Promptly after receipt by the Company or any holder of Warrant Shares of notice of the commencement of any action or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. No party shall be liable for contribution with regard to the settlement of any action or proceeding effected without its consent.

            Section 6. Exchange, Transfer or Assignment of Warrant.

                  6.1 This Warrant may be, at the option of the Holder, and upon presentation and surrender hereof to the Company at its principal office or to the Company's agent at its office, (x) exchanged for other Warrants of different denominations, entitling the Holder or Holders to purchase in the aggregate the same number of Warrant Shares at the Exercise Price or, (y) if delivered together with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder, divided or combined with other Warrants that carry the same rights.

                  6.2 Subject to Section 4, this Warrant may be transferred and assigned, at the option of the Holder, upon surrender of this Warrant to the Company at its principal office or to the Company's agent at its office, with the Warrant assignment form attached hereto ("Warrant Assignment Form") duly executed and accompanied by funds sufficient to pay any transfer tax. The Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Warrant Assignment Form and, if the Holder's entire interest is not being transferred or assigned, in the name of the Holder; and this Warrant shall promptly be cancelled.

                  6.3 Any transfer or exchange of this Warrant shall be without charge to the Holder and any Warrant or Warrants issued pursuant to this Section 6 shall be dated the date hereof.

            Section 7. Lost, Mutilated or Missing Warrant. Upon receipt by the Company or its agent of evidence satisfactory to it of the loss, theft or destruction of this Warrant, and of satisfactory indemnification, and upon surrender and cancellation of this Warrant if mutilated, the Company or its agent shall execute and deliver a Warrant of like tenor and date in exchange for this Warrant.

            Section 8. Rights of the Holder. The Holder shall not, by virtue of being a Holder, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

            Section 9. Anti-dilution.

                  9.1 The Exercise Price shall be adjusted as described below in the event the Company shall fix or have fixed a record date at any time after the date hereof and before the expiration of the Exercise Period for a Stock Distribution, a Below Market Issuance or a Distribution (all as defined below).

                        (a) Stock Dividends, Subdivisions, Combinations, Reclassifications, etc.

                              (i) A "Stock Distribution" shall be deemed to have
occurred upon (A) the declaration of a dividend or distribution on the Common Stock payable in shares of capital stock (whether shares of Common Stock or of capital stock of any other class), (B) the subdivision of shares of the Common Stock into a greater number of shares, (C) the combination of the Common Stock into a smaller number of shares or (D) the issuance of any shares of its capital stock by reclassification of the Common Stock in connection with a consolidation or merger with a subsidiary of the Company in which the Company is the continuing corporation and in which the Company issues securities representing, immediately prior to such issuance, more than 30% of the combined voting power of the Company's then outstanding voting securities having power to vote in the election of directors.

                              (ii) Upon the occurrence of a Stock Distribution,
the Holder shall be entitled to receive the aggregate number and kind of shares which, if the Warrant had been exercised immediately prior to such record date, it would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification, and the Exercise Price shall be appropriately adjusted. Such adjustment shall be made successively whenever any event listed in subparagraph (i) shall occur.

                        (b) Issuance at Less Than Fair Market Value.

                              (i) A "Below Market Issuance" shall be deemed to
have occurred upon the Company's issuance of rights, options, warrants or shares of stock, other than Permitted Shares (as hereinafter defined), to any person or entity at a price per share or having a conversion or exercise price per share (including the amount paid, if any, for such rights, options or warrants) less than the Exercise Price, as adjusted, on such record date (excluding rights or warrants that are not immediately exercisable and for which provision is made for the Holder to receive comparable rights or warrants). As used in this paragraph, "Permitted Shares" shall mean (x) any shares of Common Stock or securities convertible into Common Stock ("Convertible Securities") issued or issuable, after the date hereof, to officers, directors or employees of, or consultants to, or to persons who were to become officers, directors or employees of, or consultants to, the Company pursuant to awards or grants made prior to the date hereof, (y) 500,000 shares of Common Stock issued after the date hereof, including but not limited to any shares of Common Stock or Convertible Securities issued or issuable to officers, directors or employees of, or consultants to, or to persons who were to become officers, directors or employees of, or consultants to, the Company pursuant to awards or grants made after the date hereof under stock option, stock incentive, stock appreciation, stock bonus, stock award or compensation plans or arrangements or employment letters or any other employee benefit plans presently in effect or which may hereafter be adopted or entered into by the Company, and (z) any shares of Common Stock or Convertible Securities issued or issuable upon conversion of any Convertible Securities.

                              (ii) Upon the occurrence of a Below Market
Issuance, the Exercise Price shall be adjusted to a price determined by dividing
(y) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Below Market Issuance multiplied by the Exercise Price then in effect, plus (B) the consideration, if any, received by the Company upon such Below Market Issuance, by (z) the total number of shares of Common Stock outstanding immediately after such Below Market Issuance. For purposes of this paragraph, "Common Stock outstanding" shall mean all issued and outstanding shares of Common Stock and all issued and outstanding shares of Convertible Securites.

                              (iii) Shares of Common Stock owned by or held for
the account of the Company or any subsidiary of the Company on such record date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made successively whenever any such Below Market Issuance shall occur. If such rights, options or warrants are not so issued, the number of Warrant Shares receivable hereunder shall again be adjusted to be the number that would have been in effect had such record date not been fixed.

                              (iv) On the expiration of such rights, options or
warrants, the number of Warrant Shares receivable hereunder shall be readjusted to be the number that would have obtained had the adjustment made upon the issuance of such rights, options or warrants been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such rights, options or warrants, provided, however, that if the Holder of this Warrant shall have exercised this Warrant prior to any such readjustment, the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered shall not be subject to any readjustment.

                              (v) In any case in which this Subsection (b) shall
require that an adjustment in the number of shares receivable hereunder or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustments.

                        (c) Distribution of Subscription Rights, Warrants, Evidences of Indebtedness or Assets.

                              (i) The Company shall be deemed to have made a
"Distribution" upon the making of a distribution to all holders of Common Stock (or other securities deliverable hereunder) (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of (A) any shares of capital stock of the Company (other than Common Stock), (B) subscription rights or warrants (excluding those for which adjustment is provided in Subsection 9.1(b) above and excluding those that are not immediately exercisable and for which provision is made for the Holder to receive comparable subscription rights or warrants) or (C) evidences of its indebtedness or assets (excluding (x) dividends paid in or distributions of the Company's capital stock for which the number of Warrant Shares receivable hereunder shall have been adjusted pursuant to Subsection 9.1(a) and (y) cash dividends or distributions payable out of earnings or surplus not in excess of 10% of the Exercise Price before the date of declaration multiplied by the number of outstanding shares of Common Stock) (any of the foregoing being hereinafter in this paragraph (iii) called the "Securities").

                              (ii) Upon the making of any such Distribution
(unless the Company elects to reserve shares or other units of such securities for distribution to each Holder upon exercise of the Warrant so that, in addition to the shares of the Common Stock to which each Holder is entitled, each Holder will receive upon such exercise the amount and kind of such securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the securities, exercised the Warrant), the number of Warrant Shares receivable hereunder after such record date shall be determined by multiplying the number of Warrant Shares receivable hereunder immediately prior to such record date by a fraction, the denominator of which shall be the Exercise Price on the day immediately prior to the date on which the right to receive such securities accrues, less the fair market value (as determined in the reasonable judgment of the Board of Directors of the Company and described in a statement mailed by certified mail to the Holder) of the portion of the assets or evidences of Indebtedness so to be distributed to a holder of one share of the Common Stock or of such subscription rights or warrants applicable to one share of the Common Stock, and the numerator of which shall be the Exercise Price on such date; and the Exercise Price shall be appropriately adjusted.

                              (iii) Such adjustment shall become effective
immediately after such record date and shall be made successively whenever such a record date is fixed. If such distribution is not so made, the number of Warrant Shares receivable hereunder shall be readjusted to be the number that was in effect immediately prior to such record date.

                              (iv) In the event that the Holder of this Warrant
exercises this Warrant after an adjustment is made under this Subsection (c) and prior to a readjustment under this Subsection (c), the number of Warrant Shares that have been delivered or the number of Warrant Shares to be delivered shall not be subject to any readjustment. In any case in which this Subsection (c) shall require that an adjustment in the number of Warrant Shares receivable hereunder or the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date the number of Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustments.

                  9.2 Reorganization Event. In case of any Reorganization Event the Company shall, as a condition precedent to the consummation of the transaction constituting, or announced as, such Reorganization Event, cause effective provisions to be made so that the Holder shall have the right immediately thereafter, by exercising this Warrant, to receive the aggregate amount and kind of shares of stock and other securities and property that were receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that would have been received immediately prior to such Reorganization Event upon exercise of this Warrant. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in Subsection 9.1. The foregoing provisions of this Subsection 9.2 shall similarly apply to successive Reorganization Events.

                  9.3 Fractional Shares. No fractional shares of Common Stock (or other securities deliverable hereunder) or scrip shall be issued to any Holder in connection with the exercise of this Warrant. Instead of any fractional share of Common Stock (or other securities deliverable hereunder) that would otherwise be issuable to such Holder, the Company shall pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Exercise Price per share of Common Stock (or other securities deliverable hereunder) on the date of such exercise.

                  9.4 Carryover. Notwithstanding any other provision of this
Section 9, no adjustment shall be made to the number of shares of Common Stock (or other securities deliverable hereunder) to be delivered to each Holder (or to the Exercise Price) if such adjustment would represent less than one percent of the number of shares to be so delivered, but any such adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to one percent or more of the number of shares to be so delivered.

                  9.5 Notices of Certain Events. If at any time after the date hereof and before the expiration of the Exercise Period:

                        (a) the Company authorizes the issuance to all holders of its Common Stock of (i) rights or warrants to subscribe for or purchase shares of its Common Stock or (ii) any other subscription rights or warrants; or

                        (b) the Company authorizes the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or distributions excluded from the operation of Subsection 9.1(c)); or

                        (c) there shall be any capital reorganization of the Company or reclassification of the Common Stock (other than a change in par value of the Common Stock or an increase in the authorized capital stock of the Company not involving the issuance of any shares thereof) or any consolidation or merger to which the Company is a party (other than a consolidation or merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification or change in the Common Stock outstanding) or a conveyance or transfer of all or substantially all of the properties and assets of the Company;

                        (d) there shall be any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                        (e) there shall be any other event that would result in an adjustment pursuant to this Section 9 in the Exercise Price or the number of Warrant Shares that may be purchased upon the exercise hereof;

                              the Company will cause to be mailed to the Holder,
at least fifteen days (or ten days in any case specified in clauses (a) or (b) above) before the applicable record or effective date hereinafter specified, a notice stating (i) the date as of which the holders of Common Stock of record entitled to receive any such rights, warrants or distributions is to be determined, or (ii) the date on which any such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

                  9.6 Failure to Give Notice. The failure to give the notice required by Subsection 9.5 or any defect therein shall not affect the legality or validity of any distribution right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up or the vote upon any such action.

            Section 10. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this

Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company; provided, that the Holder may not make such an election unless (i) the Company has registered the Common Stock pursuant to the Act or in connection with such registration or (ii) upon the expiration of this Warrant. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                  X = Y (A-B)
                                      -------
                                         A

where X = the number of shares to be issued to the Holder pursuant to this
Section 10.

      Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 10.

      A = the fair market value of one share of Common Stock. If the Common Stock is registered pursuant to the Act, the fair market value shall mean the average high and low prices of the Common Stock on the day prior to the exercise of this Warrant, if the Common Stock is being traded on a national exchange; or the last reported sale price on the day prior to exercise of this Warrant, if the Common Stock is traded on the Nasdaq National Market, and the Common Stock is not traded on a national exchange; or the closing bid price (or average of bid prices) last quoted on the day prior to the exercise of this Warrant by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market or a national exchange. If the election occurs in connection with the registration of Common Stock under the Act, then the fair market value shall be the price offered to the public. Otherwise, the fair market value shall be as determined in good faith by the Board of Directors of the Company, at the time the net issue election is made pursuant to this Section 10.

      B = the Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 10. The Board of Directors shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Common Stock.

            Section 11. Officers' Certificate. Whenever the number of Warrant Shares that may be purchased on exercise of this Warrant or the Exercise Price is adjusted as required by the provisions of Section 9, the Company will forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and at the office of its agent an officers' certificate showing the adjusted number of Warrant Shares that may be purchased at the Exercise Price on exercise of this Warrant and the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the President, Chief Financial Officer or Treasurer of the Company and by the Secretary or an Assistant Secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder. The Company shall, forthwith after each such adjustment, cause a copy of such certificate to be mailed to the Holder.

            Section 12. Warrant Register. The Company will register this Warrant in the Warrant Register in the name of the record holder to whom it has been distributed or assigned in accordance with the terms hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            Section 13. Successors. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

            Section 14. Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 15. Amendments. This Warrant may be amended by the affirmative vote of Holders holding Warrants to purchase not less than two-thirds of the Warrant Shares purchasable pursuant to all of the then outstanding Warrants; provided, that, except as expressly provided herein, this Warrant may not be amended, without the consent of the Holder, to change (a) any price at which this Warrant may be exercised, (b) the period during which this Warrant may be exercised, (c) the number or type of securities to be issued upon the exercise hereof or (d) the provisions of this Section 15.

            Section 16. Notices. Unless otherwise provided in this Warrant, any notice or other communication required or permitted to be made or given to any party hereto pursuant to this Warrant shall be in writing and shall be deemed made or given if delivered by hand, on the date of such delivery to such party or, if mailed, on the fifth day after the date of mailing, if sent to such party by certified or registered mail, postage prepaid, addressed to it (in the case of a Holder) at its address in the Warrant Register or (in the case of the Company) at its address set forth below, or to such other address as is designated by written notice, similarly given to each other party hereto.

            Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the laws of said Commonwealth as applied to contracts made and to be performed in Pennsylvania between Pennsylvania residents.

            IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed and attested by its duly authorized officer and to be dated as of the date first above written.


                              APOLLON, INC.


                              By: /s/ James G. Murphy
                                  -------------------------------
                                  Name:  James G. Murphy
                                  Title: Vice President

                                  Address: One Great Valley Parkway
                                           Suite 30
                                           Malvern, PA 19355-1423

                                  PURCHASE FORM

            The undersigned, ______________, hereby irrevocably elects to exercise the within Warrant to purchase _____ shares of Common Stock and hereby makes payment of $_________ in payment of the exercise price thereof.


Date:_____________, ____            __________________________________________
                                    [Signature]


                                    __________________________________________
                                    [Street Address]


                                    __________________________________________
                                    [City and State]

                            NET ISSUE ELECTION NOTICE

            The undersigned, _________________________, hereby irrevocably elects under Section 10 of the within Warrant to surrender the right to purchase ________ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.



Date:_____________, ____            __________________________________________
                                    [Signature]


                                    __________________________________________
                                    [Name of Registration]


                                    __________________________________________
                                    [Street Address]


                                    __________________________________________
                                    [City and State]

                             WARRANT ASSIGNMENT FORM

            FOR VALUE RECEIVED, the undersigned, __________________ ("Assignor"), hereby sells, assigns and transfers unto

Name: ________________________________________ ("Assignee")
      (Please type or print in block letters.)

Address: _____________________________________

         _____________________________________

Social Security or Taxpayer I.D. No.: __________________

Assignor's right to purchase up to ______ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint the Company and any of its officers, secretary, or assistant secretaries, as attorneys-in-fact to transfer the same on the books of the Company, with full power of substitution in the premises.

Date: ____________, ____      ________________________________________________
                              [Signed]